Exhibit 99.1

RENNOVA HEALTH, INC. PROVIDES BUSINESS UPDATE

WEST PALM BEACH, Fla. (Sept 14, 2022) – Rennova Health, Inc. (OTC: RNVA) Chief Executive Officer Seamus Lagan joined Stock Day host Everett Jolly to provide an update on the business and future plans.

Jolly began the interview by referring to the most recent 10Q filed by the Company and noting the improved net revenues and financial condition. He asked if the Company expected to have profitable operations going forward. Lagan responded by confirming that the hospital operations were significantly improved and that he believed that hospital operations would be profitable going forward. He also cautioned that a significant amount of legacy debt and other liabilities remained but pointed to the improvements made in the past year and his belief that improvements would continue.

Jolly asked for an update on the recently disclosed plan to expand the business into providing behavioral health services. Lagan confirmed the intention to move forward with this initiative and stated that the Company had recently hired an experienced individual to head up this new business. He also confirmed a focus of the new management in creating a detailed business plan that would, in part identify capital needs, and reminded his listeners that the business would utilize available space in the Company’s existing properties.

Jolly then asked for an update on the shares of common stock outstanding and asked Lagan if the Company had any plans to effect another reverse stock split. Lagan stated that there were approximately ten billion shares issued and outstanding and that there were two hundred and fifty billion shares authorized meaning that there was no need for a reverse split for the foreseeable future. He confirmed that the Company currently had no plans to complete a reverse split.

Jolly ended the interview by asking Lagan what message he would like the Company’s shareholders to take away from the interview. Lagan responded by referring to previous disclosures of the intention to stabilize the business and his belief that operations have now been stabilized, and that a capable and experienced management team was now in place, allowing the business to focus on building the behavioral health division and possibly looking at additional acquisitions again going forward.

To hear Seamus Lagan’s entire interview, follow the link to the podcast here:

https://audioboom.com/posts/8157101-rennova-health-inc-provides-update-to-the-stock-day-podcast

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About Rennova Health, Inc.

Rennova Health, Inc. (“Rennova,” the “Company,” “we”, “us”, “its” or “our”) is a provider of health care services. The Company owns one operating hospital in Oneida, Tennessee known as Big South Fork Medical Center, a hospital located in Jamestown, Tennessee that it plans to reopen, a physician’s practice in Jamestown, Tennessee that it plans to reopen and a rural clinic in Kentucky. For more information, please visit www.rennovahealth.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Rennova Health

561-855-1626

info@rennovahealth.com